Calculation of Filing Fee Tables
S-3
WaterBridge Infrastructure LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A shares representing limited liability company interests	Other	70,069,804	$ 29.60	$ 2,074,066,198.40	0.000087	$ 180,443.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,074,066,198.40		$ 180,443.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 180,443.76
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A shares representing limited liability company interests ("Class A shares") in WaterBridge Infrastructure LLC, a Delaware limited liability company (the "Company"), being registered hereunder include an indeterminate number of Class A shares that may be issued in connection with the anti-dilution provisions or shares splits, share dividends, recapitalizations or similar events. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder. (2) Represents an aggregate of 70,069,804 Class A shares held by the selling shareholders identified in this registration statement, consisting of (i) 11,063,925 Class A shares that may be resold by WBR Holdings LLC, (ii) 35,747,578 Class A shares that may be resold by NDB Holdings LLC, (iii) 4,951,160 Class A shares that may be resold by Desert Environmental Holdings LLC and (iv) 16,002,051 Class A shares that may be resold by Devon WB Holdco L.L.C., in each case upon receipt of such shares in exchange for the redemption of an equal number of OpCo Units (as defined in this registration statement) (together with the cancellation of an equal number of Class B shares representing limited liability company interests in the Company), (v) 1,980,921 Class A shares held directly by WBR Holdings LLC and (vi) 324,169 Class A shares held directly by Ashburton Investment Private Limited. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low prices per Class A shares on September 28, 2026 as quoted on the New York Stock Exchange. (4) See Note (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	WaterBridge Infrastructure LLC	S-1	333-294703	03/27/2026		$ 180,443.76	Equity	Class A shares	70,069,804	$ 1,783,276,511.80
Fee Offset Sources		WaterBridge Infrastructure LLC	S-1	333-294703		03/27/2026						$ 246,270.49
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 70,069,804 unsold Class A shares with a maximum aggregate offering price of $2,083,744,451.20 that were previously registered under a registration statement on Form S-1 with the U.S. Securities and Exchange Commission on March 27, 2026 (File No. 333-294703) (the "Prior Registration Statement") and declared effective on April 10, 2026. A filing fee of $246,270.49 with respect to the 70,069,804 Class A shares with a maximum aggregate offering price of $1,783,276,511.80 was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold Class A shares included in this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 70,069,804 Class A shares being registered hereby in the amount of $180,443.76 is offset by $246,270.49 in registration fees previously paid by the registrant with respect to the Class A shares that were registered but not issued pursuant to the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date